UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) March 6, 2007

FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)
000-26689
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	77-0431154 (I.R.S. Employer Identification No.)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, with zip code)
(408) 207-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 6, 2007, Foundry Networks, Inc. (the “Company”) received an Additional Staff Determination letter notifying the Company that its failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.
As previously announced, the Company has received similar Nasdaq Staff Determination letters related to the Company’s failure to file its Quarterly Reports on Form 10-Q for the periods ended June 30, 2006 and September 30, 2006.
As announced on January 29, 2007, the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has undertaken a review of the December 12, 2006 decision of the Nasdaq Listing Qualifications Panel (the “Panel”). The Panel’s December 12, 2006 decision conditioned the Company’s continued listing on the Nasdaq Stock Market on the Company becoming current in its delinquent period reports, and filing any required restatements, by February 12, 2007. Pending further action by the Listing Council, the Listing Council has stayed the December 12, 2006 decision of the Panel and any future Panel determination to suspend the Company’s securities from trading.
The Company expects to present its views to the Listing Council with respect to the additional deficiency related to the delayed filing of the Company’s Form 10-K for the year ended December 31, 2006. During the stay, the Company’s shares will remain listed on The Nasdaq Global Select Market. However, an adverse determination by the Listing Council could result in the Company’s securities being delisted from The Nasdaq Global Select Market. The Company issued a press release on March 12, 2007, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
99.1	Press Release of Foundry Networks, Inc. dated March 12, 2007, entitled “Foundry Networks Receives Additional Staff Determination Letter from Nasdaq.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: March 12, 2007	By:	/s/ DANIEL W. FAIRFAX
Daniel W. Fairfax
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX
99.1	Press Release of Foundry Networks, Inc. dated March 12, 2007, entitled “Foundry Networks Receives Additional Staff Determination Letter from Nasdaq.”